As filed with the Securities and Exchange Commission on June 17, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0380839
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10240 Sorrento Valley Road

San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

WEBSENSE, INC.  2000 STOCK INCENTIVE PLAN

WEBSENSE, INC.  2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Michael A. Newman, Esq.

Vice President, General Counsel

Websense, Inc.

10240 Sorrento Valley Road

San Diego, CA 92121

(Name and address of agent for service)

(858) 320-8000

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

2000 Stock Incentive Plan
Common Stock, $0.01 par value	941,027 shares	$53.93	$50,749,586	$5,973

2000 Employee Stock Purchase Plan
Common Stock, $0.01 par value	235,257 shares	$53.93	$12,687,410	$1,494

Totals:	1,176,284 shares		$63,436,996	$7,467

(1)          This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Websense, Inc. 2000 Stock Incentive Plan or the Websense, Inc. 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)          Estimated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended.  The price per share and aggregate offering price are based upon the average of the high and low selling prices per share of the Registrant’s Common Stock on June 16, 2005, as reported by the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-33382

Websense, Inc. (the “Registrant”) is hereby registering 941,027 additional shares of its Common Stock, $0.01 par value (“Common Stock”), for issuance under the Registrant’s 2000 Stock Incentive Plan and 235,257 additional shares of its Common Stock for issuance under the Registrant’s 2000 Employee Stock Purchase Plan.  A Registration Statement on Form S-8 No. 333-33382 (the “Initial Registration Statement”), filed with the Securities and Exchange Commission on March 28, 2000, relating to the same class of securities is currently effective and, in accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement are incorporated by reference herein.

EXHIBITS

Exhibit Number	Exhibit

4.1

Websense, Inc. 2000 Stock Incentive Plan, including Websense, Inc. Notice of Grant of Stock Option and Websense, Inc. Stock Option Agreement (previously filed as exhibits to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).

4.2	Websense, Inc. 2000 Employee Stock Purchase Plan (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).
5	Legal Opinion of Michael Newman, Esq.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Michael Newman, Esq. (included in his opinion filed as Exhibit 5).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 17th day of June, 2005.

Websense, Inc.

By:	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Websense, Inc., a Delaware corporation, do hereby constitute and appoint John B. Carrington and Douglas C. Wride, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John B. Carrington	Chairman and Chief Executive Officer (principal	June 17, 2005
John B. Carrington	executive officer)

/s/ Douglas C. Wride	Chief Financial Officer (principal financial and	June 17, 2005
Douglas C. Wride	accounting officer)

/s/ Mark St. Clare	Director	June 17, 2005
Mark St. Clare

/s/ Bruce T. Coleman	Director	June 17, 2005
Bruce T. Coleman

/s/ John Schaefer	Director	June 17, 2005
John Schaefer

/s/ Gary E. Sutton	Director	June 17, 2005
Gary E. Sutton

/s/ Peter Waller	Director	June 17, 2005
Peter Waller

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1

Websense, Inc. 2000 Stock Incentive Plan, including Websense, Inc. Notice of Grant of Stock Option and Websense, Inc. Stock Option Agreement (previously filed as exhibits to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).

4.2	Websense, Inc. 2000 Employee Stock Purchase Plan (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).
5	Legal Opinion of Michael Newman, Esq.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Michael Newman, Esq. (included in his opinion filed as Exhibit 5).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.